SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                              MEGADATA CORPORATION
                (Name of Registrant as Specified In Its Charter)

                              MEGADATA CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)    Title of each class of securities to which transaction applies:
      (2)    Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)    Proposed maximum aggregate value of transaction:
      (5)    Total fee paid:
[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1)    Amount previously paid:
      (2)    Form, Schedule or Registration Statement No.:
      (3)    Filing Party:
      (4)    Date Filed:

                              MEGADATA CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                 APRIL 16, 2002

         The Annual Meeting of the shareholders of Megadata Corporation (the "Company") will be held at the LaGuardia Marriott Hotel, in East Elmhurst, New York, on April 16, 2002, at 11:00 A.M., for the following purposes:

         1.    To elect directors for the next year; and

         2. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending October 31, 2002; and

         3. To consider and vote on a proposal to amend the Company's 1999 Stock Incentive Plan to increase the number of shares available for issuance in connection with awards thereunder; and

         4. To consider and vote on a proposal to amend the Company's Certificate of Incorporation to authorize the Board of Directors to issue up to 5,000,000 shares of preferred stock; and

         5. To transact such business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on February 25, 2002 will be entitled to vote at the Annual Meeting. A list of shareholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and during business hours from March 15, 2002 to the date of the Annual Meeting at the Company's headquarters in Connecticut.

         Whether you expect to attend the Annual Meeting or not, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                           By Order of the Board of Directors
                                           James T. Barry
                                           Chief Operating Officer and Secretary

47 Arch Street
Greenwich, CT 06830
March 12, 2002

            IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                              AND RETURNED PROMPTLY

                              MEGADATA CORPORATION
                                 PROXY STATEMENT

March 12, 2002

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Megadata Corporation ("Megadata" or the "Company") for use at the Annual Meeting of shareholders to be held at the LaGuardia Marriott Hotel, 105-05 Ditmars Blvd., East Elmhurst, New York, on April 16, 2002, at 11:00 A.M.

         Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment or postponement thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" the election of the named director nominees; FOR the ratification of Ernst & Young as Independent Auditors; FOR the approval of amendment to the Company's Certificate of Incorporation; and FOR the approval of amendment to the Company's 1999 Stock Incentive Plan. The Board of Directors of the Company knows of no other matters which may be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment. Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a person present at the Annual Meeting may withdraw his or her proxy and vote in person. Rights of appraisal or similar rights of dissenters are not available to shareholders of the Company with respect to any matter to be acted upon at the Annual Meeting.

         The Annual Report on Form 10-K of the Company, as filed with the Securities and Exchange Commission and including the financial statements of the Company, is enclosed herewith.

         The mailing address of the principal executive office of the Company is 47 Arch Street, Greenwich, Connecticut, 06830. This Proxy Statement and the accompanying form of proxy are expected to be mailed to the shareholders of the Company on or about March 19, 2002.

                                VOTING SECURITIES

         The Company's only class of voting securities outstanding is its Common Stock, par value $0.01 per share (the "Common Stock"). On February 25, 2002, there were 3,473,115 shares of Common Stock outstanding. At the Annual Meeting, each shareholder of record at the close of business on February 25, 2002 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting.

         Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the outstanding shares of Common Stock is required for the approval of an amendment to the Company's Certificate of Incorporation. The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for the approval of the amendment of the Company's 1999 Stock Incentive Plan. Abstentions and broker non-votes are included in the determination of the existence of a quorum but shall not constitute a vote cast. An automated system administered by the Company's transfer agent tabulates the votes.

                            I. ELECTION OF DIRECTORS

         Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF SUCH NOMINEES.

         If any nominee is unable to stand for election when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to stand for election.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

         The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years. All of the nominees are currently directors of the Company.

         G. S. Beckwith Gilbert, age 60, was elected Chairman of the Board in 1997 and elected to the additional post of Chief Executive Officer in October of 1998. Mr. Gilbert also served as President of the Company from October 1998 to January 2000. Mr. Gilbert has been a director of the Company since 1997. In addition, Mr. Gilbert has been President and Chief Executive Officer of Field Point Capital Management Company, a merchant banking firm, since 1988. He is also a partner of Wolsey & Co., a merchant banking firm. Mr. Gilbert is a Director of DIANON Systems, Inc. and Davidson Hubeny Brands.

         Richard R. Schilling, Jr., age 76, is a member of the law firm of Burns, Kennedy, Schilling & O'Shea, New York, New York. Mr. Schilling has been a director of the Company since 1974.

         Yitzhak N. Bachana, age 68, was President and Chief Executive Officer of the Company from 1980 to October 2, 1998. Mr. Bachana has been a director of the Company since 1976. Mr. Bachana is the President, Chief Executive Officer and majority shareholder of Data Probe, Inc., a New York based computer service bureau. Mr. Bachana is also President and a director of Datatab, Inc., a market research company since 1983. Data Probe, Inc. and Datatab, Inc. are publicly-held corporations.

         Bruce N. Whitman, age 68, has been Executive Vice President and a Director of FlightSafety International, an aviation and marine training company, since 1962. He is also a Director of FlightSafety Boeing Training International LLC, Aviall, Inc. and The Congressional Medal of Honor Foundation. Mr. Whitman is a member of the Board of Governors of the Civil Air Patrol. Mr. Whitman has been a director of the Company since 1997.

         Paul L. Graziani, age 44, is the President and Chief Executive Officer of Analytical Graphics, Inc., a leading producer of commercial analysis software for the space industry. Mr. Graziani has been a director of the Company since 1997.

         John R. Keller, age 61, has been with the Company since its inception in 1967 and currently serves as Executive Vice President of the Company. Mr. Keller has been a director of the Company since 1997.

         James T. Barry, age 40, is the Chief Operating Officer of the Company. Mr. Barry was named Chief Financial Officer on April 12, 2001. Mr. Barry was named Secretary on January 22, 2002. Mr. Barry has been a Vice President since 1998 and was named Executive Vice President in 2000, and continues to serve as such. He is also a Senior Vice President of Field Point Capital Management Company and a Director of DIANON Systems, Inc. From 1989 to 1998, he was with DIANON Systems, Inc., most recently as Vice President of Marketing.

COMMITTEES OF THE BOARD

         The Company's Board of Directors presently has standing Audit, Compensation, and Executive Committees, the current membership and principal responsibilities of which are described below. The Board of Directors does not have a Nominating Committee.

AUDIT COMMITTEE

         Members: Mr. Graziani, Mr. Schilling, Mr. Whitman.

                The Audit Committee's functions include reviewing with the independent auditors the plan for and results of their audit, the adequacy of the Company's systems of internal accounting controls and any material breakdown in such controls. In addition, the Audit Committee reviews the independence of the independent auditors and their fees for services rendered to the Company. The members of the Audit Committee have been appointed by the Board of Directors. All of the Audit Committee members meet the independence requirements of the National Association of Securities Dealers listing standards. The Committee held one meeting during fiscal year 2001.The Board of Directors has adopted a charter to set forth the Audit Committee's responsibilities. A copy of the charter is attached as Exhibit B to this proxy statement.

         Report of the Audit Committee:

                The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

                The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, and other such matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence.

                The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

                  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended or the Securities Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

                                  Respectfully submitted,

                                  Paul L. Graziani, Audit Committee Chair
                                  Richard Schilling, Audit Committee Member
                                  Bruce N. Whitman, Audit Committee Member

COMPENSATION COMMITTEE

         Members: Mr. Graziani, Mr. Schilling, Mr. Whitman.

         The Compensation Committee's functions include setting compensation of the directors and the executive officers. In addition, the Compensation Committee has the authority to grant certain awards under the Stock Incentive Plans in effect for the Company. The Compensation Committee held one meeting during fiscal year 2001.

EXECUTIVE COMMITTEE

         Members: Mr. Gilbert, Mr. Graziani, Mr. Keller, Mr. Whitman.

         The Executive Committee was established in October 1998. The Executive Committee's primary function is to assist management in formulating the Company's strategy and such other corporate governance functions as may be required and such other duties as may be designated by the Board of Directors. The Executive Committee held one meeting during fiscal year 2001.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

         During the 2001 fiscal year the Board of Directors held three regular meetings. No special meetings were held during fiscal 2001. During the 2001 fiscal year each director attended all the regular meetings of the Board.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company are currently paid $500 for each meeting of the Board of Directors attended in person or by phone. Each director who is not an employee of the Company received options to purchase 15,000 shares of common stock, which will vest over a three-year period beginning on November 30, 2000. Directors are also reimbursed for expenses to attend meetings of the Board and its committees. Mr. Gilbert, Mr. Barry and Mr. Keller, who are employees of the Company, receive no additional compensation for their services as directors of the Company.

EXECUTIVE OFFICERS

         For information with respect to Mr. Gilbert, Mr. Keller, and Mr. Barry, who are also directors, see "Election of Directors-- Information Concerning Directors and Nominees."

         Dr. James A. Cole, age 61, is a Senior Vice President and the Director of Research and Development of the Company since 1974. Dr. Cole earned a Ph.D. in physics from Johns Hopkins University in 1966.

         Herbert E. Shaver, age 47, has been a consultant to the Company serving as Controller from September 1993 until September 1998 at which time he became an employee. Mr. Shaver was named Vice President in June 2000. Mr. Shaver was named Vice President of Administration on April 12, 2001. From 1973 until 1998, Mr. Shaver was a Vice President and Controller of Datatab, Inc. He was a Director of Datatab, Inc. from 1985 until 2000, and from 1983 until 1998, was the Controller of Data Probe, Inc.

         Louis J. Petrucelly, age 27, was named Controller on April 12, 2001. Mr. Petrucelly was named Chief Accounting Officer, Treasurer and Assistant Secretary on January 22, 2002. Prior to joining the Company, Mr. Petrucelly was with ERNST & YOUNG LLP from 1998 to 2001.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the following named executive officers: the person who served as Chief Executive Officer ("CEO") during 2001, and the three executive officers other than the CEO serving at October 31, 2001 whose total salary exceeded $100,000. The Company did not award or pay out any long-term compensation during the 1999, 2000, or 2001 fiscal years.

                               ANNUAL COMPENSATION

                                                                                   OTHER ANNUAL         ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR(*)         SALARY         BONUS       COMPENSATION        COMPENSATION

G.S. Beckwith Gilbert -
  Chairman and CEO                         2001      $ 139,720           -              -                   -
                                           2000      $ 140,000           -              -              $ 35,538(1)
                                           1999      $ 140,476           -              -                   -
John R. Keller -
  Executive Vice Pres.                     2001       $ 134,790          -              -                   -
                                           2000       $ 126,154          -              -                   -
                                           1999       $ 120,000          -              -                   -
Dr. James Cole -
  Sr. Vice Pres. - Research                2001       $ 169,720          -              -                   -
     and Development                       2000       $ 136,538          -              -                   -
                                           1999       $ 120,000          -              -                   -

James T. Barry -                           2001       $ 135,520          -              -                   -
   Chief Operating Officer and             2000       $ 128,645          -              -                   -
    Chief Financial Officer                1999       $   92,923         -              -              $ 20,133 (2)


(1) Represents earned but unpaid salary through October 31, 1999 that was paid during 2000.

(2) Represents an amount paid by the Company to Field Point Capital Management, a company 100% owned by the Company's Chairman, for services rendered by Mr. Barry to the Company prior to his employment with the Company.

(*) Information is provided for the Company's fiscal year, which ends on October 31.

                               STOCK OPTION GRANTS

         The following table shows, as to the named executive officers of the Company, information about option grants in fiscal year 2001. The Company, in fiscal year 2001, did not grant any Stock Appreciation Rights to officers.



                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF STOCK
                                                                                       PRICE APPRECIATION
                               INDIVIDUAL GRANTS                                         FOR OPTION TERM
------------------------- ----------------------------- ------------- -------------- ------------------------

                                           % OF TOTAL
                            NUMBER OF     OPTION/SARS
                            SECURITIES     GRANTED TO
                            UNDERLYING     EMPLOYEES    EXERCISE OR
                           OPTIONS/SARS    IN FISCAL     BASE PRICE    EXPIRATION
NAME                       GRANTED (#)        YEAR         ($/SH)         DATE         5% ($)      10% ($)

James T. Barry                 30,000         14.29 %      $ .781        1-11-11      $14,700    $  37,200
Louis J. Petrucelly            45,000         21.43 %      $  .45        4-16-11      $12,600    $  32,400


------------------------- --------------- ------------- ------------- -------------- ----------- ------------






 AGGREGATE OPTION EXERCISE IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table shows the aggregate option exercises in the last fiscal year and fiscal year-end option values for the named executive officers.


                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                        OPTIONS AT FY - END 2001    IN-THE-MONEY OPTIONS AT FY
                                                                   (#)                     -END 2001 (2)
------------------------- ---------------------------- ---------------------------- ----------------------------

                                            VALUE
                                           REALIZED
                                           (MARKET
                                           PRICE AT
                                           EXERCISE
                             SHARES          LESS
                           ACQUIRED ON     EXERCISE
NAME                     EXERCISE (#)(1)    PRICE) ($)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE

James T. Barry                   -             -           50,833     131,667       $   3,250      $   6,500
John R. Keller                   -             -           34,167      28,333       $     625      $   1,250
Dr. James A. Cole                -             -           35,000      30,000       $     750      $   1,500
Herbert E. Shaver                -             -           15,000      30,000       $     750      $   1,500
Louis J. Petrucelly                                          -         45,000             -              -
------------------------- -------------- ------------- ------------ --------------- ------------- --------------


(1)   There were no option exercises during fiscal year 2001.
(2)   Based on Fiscal year end price of $0.34375 / share

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors of Megadata Corporation (the "Committee") sets forth its report on executive compensation below. The Committee report documents the components of the Company's executive compensation programs and describes the basis on which fiscal 2001 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables above.

COMPENSATION PROGRAM COMPONENTS

         The Committee is responsible for setting and monitoring the effectiveness of the compensation provided to the Company's executive officers. In its decision-making, the Committee is guided by a compensation philosophy designed to reward employees for the achievement of business goals and the maximization of shareholder returns. Specific levels of pay and incentive opportunity are determined by the competitive market for executive talent, and, where appropriate, the need to invest in the future growth of the business. The compensation program, which provides incentives for executive officers to achieve the short-term and long-term goals of the Company, comprises two components: base salary and stock option awards.

         BASE SALARY - Base pay levels are largely determined through comparisons with companies of similar size. Actual salaries are based on individual performance contributions within a tiered salary range for each position that is established through job evaluation and competitive comparisons.

         STOCK OPTION PROGRAM - The Committee strongly believes that by providing executives an opportunity to own shares of the Company's stock, the best interests of shareholders and executives will be closely aligned. Therefore, all executives are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specific price in the future. The number of stock options granted to any one executive officer is determined at the discretion of the Committee based on the accomplishments of such executives, their length of service with the Company, the number of prior awards received by such officer, the relative value as well as the exercise price of such awards, and competitive practices.

DISCUSSION OF 2001 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

           The Committee meets with the CEO to evaluate his performance. For fiscal 2001, Mr. Gilbert's incentive compensation was based on the Committee's evaluation regarding his overall performance based on both quantitative and qualitative objectives, as set by the Board at the start of the fiscal year. Although many of the objectives were achieved, no incentive compensation was awarded Mr. Gilbert in fiscal 2001 because the Company did not earn a profit.

         The Compensation Committee of the Board of Directors has provided this report:



                             Respectfully submitted,

                             Paul L. Graziani, Compensation Committee Chair Richard R. Schilling, Compensation Committee Member Bruce N. Whitman, Compensation Committee Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are not officers or employees of the Company and receive no compensation other than in their capacity as Directors. They have no other relationship with the Company other than as directors and shareholders.

EMPLOYMENT AND SEVERANCE AGREEMENTS

         All of the officers of the Company are employed on an at-will basis.


PERFORMANCE GRAPH

         The following graph compares the Company's cumulative total stockholder return for the five year period ended October 31, 2001, with the cumulative total return on the NASDAQ index and a peer group index for the same period. The returns are indexed to a value of an investment of $100 at October 31, 1996 in each of the categories and assumes that all dividends were reinvested. There can be no assurance that the Company's future stock performance will correlate with past stock performances.

                                 [Graph Omitted)

         Cumulative Total Return Of Megadata Corporation, Nasdaq Market Index And Peer Group (presented on a quarterly basis)

         DATE             MEGADATA             NASDAQ              PEER GROUP
         ----             --------             ------              ----------
       10/31/96            100.00              100.00                100.00
       01/31/97             58.33              105.69                115.25
       04/30/97             75.00              103.21                110.30
       07/31/97             41.67              130.48                138.40
       10/31/97             66.67              130.46                137.33
       01/31/98             50.00              132.57                148.49
       04/30/98             83.33              152.96                132.60
       07/31/98             83.33              153.28                102.71
       10/31/98             50.00              145.02                109.39
       01/31/99             45.83              205.19                 89.00
       04/30/99             20.83              208.17                 85.58
       07/31/99             20.83              216.00                 82.14
       10/31/99             33.33              242.85                 63.95
       01/31/00            250.00              322.58                 58.12
       04/30/00            183.33              316.06                 71.44
       07/31/00            108.33              308.39                 72.18
       10/31/00            104.17              275.86                 88.10
       01/31/01             83.33              226.99                 85.26
       04/30/01             56.00              173.25                 96.04
       07/31/01             53.33              165.95                103.99
       10/31/01             46.67              138.37                122.12

         The peer group of Megadata Corporation consists of the following corporations: Griffin Corporation (GFF), Lockheed Martin Corporation (LMT), and Northrop Grumman Corporation (NOC). Peer group companies were selected without respect to size when compared to the Company (they are all significantly larger than the Company), because the peer group company's product lines include products or services that are similar to the products or services offered by the Company.
--------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and person's who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equities of the Company. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Sections 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended October 31, 2001, all Section 16(a) reporting requirements applicable to its officers, directors and greater than ten percent beneficial shareholders were complied with. All information required to be disclosed on such Form 3's or Form 4's has been disclosed on Form 5's that were timely filed by such individuals.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the number of the shares of the Company's common stock, $0.01 par value, beneficially owned by all of the directors and executive officers of the Company and by the directors and officers of the Company as a group as of February 25, 2002. Unless otherwise indicated below, each person indicated in the table has sole voting and investment power with respect to all shares included therein.

                                              AMOUNT AND NATURE OF    PERCENT OF
            NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP    CLASS (1)
            ------------------------          --------------------    ---------

    G.S. Beckwith Gilbert                         1,812,515 (2)         52.19
    Yitzhak N. Bachana                               20,000 (3)          0.57
    John R. Keller                                  142,834 (4)          4.06
    Richard R. Schilling, Jr.                        13,000 (5)          0.37
    James A. Cole                                    64,400 (6)          1.83
    Bruce N. Whitman                                148,000 (7)          4.25
    Paul L. Graziani                                 17,000 (8)          0.49
    James T. Barry                                   95,001 (9)          2.66
    Louis J. Petrucelly                              15,000 (10)         0.43
    Herbert E. Shaver                                30,000 (11)         0.86

    Officers and Directors as a Group
    (10 persons)                                  2,357,750             62.97
    ----------------------------------------- -------------------- -------------

(1) For the purposes of this table, "percent of class" held by each person has been calculated based on a total class equal to the sum of (i) 3,473,115 shares of common stock issued and outstanding on February 25, 2002 plus
     (ii) for such person the number of shares of common stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after February 25, 2002, held by that person.

(2) Mr. Gilbert has shared voting and investment power with respect to 70,000 shares included in the table above.

(3) Mr. Bachana is President, Chairman of the Board, and majority shareholder of Data Probe, Inc., which owns 329,400 common shares of the Company, which are excluded from the foregoing table. Includes 10,000 options that are exercisable out of an aggregate 15,000 granted Mr. Bachana, the balance of which are not immediately exercisable. See "Security Ownership of Certain Beneficial Owners" for more detailed information about Data Probe Inc.'s security ownership.

(4) Includes 45,834 options that are exercisable out of an aggregate 70,000 granted Mr. Keller, the balance of which are not immediately exercisable.

(5) Includes 10,000 options that are exercisable out of an aggregate 15,000 granted Mr. Schilling, the balance of which are not immediately exercisable.

(6) Includes 45,000 options that are exercisable out of an aggregate 70,000 granted Dr. Cole, the balance of which are not immediately exercisable.

(7) Includes 10,000 options that are exercisable out of an aggregate 15,000 granted Mr. Whitman, the balance of which are not immediately exercisable.

(8) Includes 10,000 options that are exercisable out of an aggregate 15,000 granted Mr. Graziani, the balance of which are not immediately exercisable.

(9) Includes 95,001 options that are exercisable out of an aggregate 182,500 granted Mr. Barry, the balance of which are not immediately exercisable.

(10) Includes 15,000 options that are exercisable out of an aggregate 45,000 granted Mr. Petrucelly, the balance of which are not immediately exercisable.

(11) Includes 30,000 options that are exercisable out of an aggregate 45,000 granted Mr. Shaver, the balance of which are not immediately exercisable.





SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information with respect to the only persons who, to the best knowledge of the Company as derived from such person's filings with the Securities and Exchange Commission, beneficially owned more than 5% of the common stock of the Company as of February 25, 2002. Unless otherwise indicated below, each person included in the table has sole voting and investment power with respect to all shares included therein.

                   NAME AND ADDRESS            AMOUNT AND NATURE      PERCENT OF
TITLE OF CLASS     OF BENEFICIAL OWNER            OF OWNERSHIP        CLASS (1)
------------------ --------------------------- ------------------ --------------
Common             G.S. Beckwith Gilbert        1,812,515 (2)           52.19
Stock              47 Arch Street
                   Greenwich, CT 06830

Common             Data Probe, Inc.               329,400 (3)            9.48
Stock              49 East 21 Street
                   New York, NY 10010
------------------ --------------------------- ------------------ --------------

(1) For the purposes of this table, "Percent of Class" held by each person has been calculated based on a total class equal to the sum of (i) 3,473,115 shares of common stock issued and outstanding on February 25, 2002 plus
     (ii) for such person the number of shares of common stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after February 25, 2002, held by that person.

(2) Mr. Gilbert has shared voting and investment power with respect to 70,000 shares included in the table above.

(3) Yitzhak N. Bachana, a Director of the Company, owns 57.22% of the outstanding shares of Data Probe, Inc. and by virtue thereof may be deemed to be the beneficial owner of more than 5% of the Company's outstanding shares. This amount does not include 10,000 shares personally held by Mr. Bachana, or 10,000 stock options that are exercisable out of an aggregate 15,000 stock options granted to Mr. Bachana.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  In fiscal 2001, Mr. Gilbert loaned the Company $2,140,000 in the aggregate under promissory notes bearing interest at 9% per annum and maturing on December 31, 2001. As of October 31, 2001, the total notes payable due to Mr. Gilbert totaled $3,090,000 and are secured by the Company's assets. On January 1, 2002, the Company and Mr. Gilbert extended the maturity date of such notes due Mr. Gilbert from December 31, 2001 to December 31, 2002.

              II. RATIFICATION OF INDEPENDENT AUDITORS APPOINTMENT

         Upon the recommendation of the Audit Committee, the Board of Directors appoint Ernst & Young LLP, independent public accountants and auditors of the Company since 1998, as auditors of the Company to serve for the fiscal year ending October 31, 2002 ("Fiscal 2002"), subject to the ratification of such appointment by the stockholders at the Annual Meeting. Such firm has no financial interest, either direct or indirect, in the Company. A representative of Ernst & Young LLP is expected to attend the annual meeting and have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate fees for professional services rendered for (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Report on Form 10-Q were approximately $84,000.

ALL OTHER FEES

         The aggregate fees for services other than those described above for the fiscal year ended October 31, 2001 were approximately $27,000.

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG AS INDEPENDENT AUDITORS.

 III. APPROVAL OF AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN AMENDMENT PROPOSAL

         The 1999 Stock Incentive Plan (the "Plan") was adopted by the Board of Directors on March 23, 1999, and approved by the shareholders on July 14, 1999. The Plan authorized the Company to grant to its employees, outside (non-employee) directors and consultants stock options, stock appreciation rights, restricted stock, deferred stock and bonus stock for up to 250,000 shares of the Company's Common Stock, of which 175,000 shares were made available for awards for employees and 75,000 shares were made available for awards to outside directors and consultants. On February 25, 2000, the Board of Directors approved an amendment to the Plan to increase the number of shares available for issuance under the Plan by an additional 500,000 shares of common stock, which resulted in an aggregate of 750,000 shares of common stock available for issuance under the Plan. As of October 31, 2001 the number of shares of common stock available for distribution under the Plan total 70,000.

         On February 25, 2002, the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to increase the number of shares available under the Plan from 750,000 to 1,100,000, an increase of 350,000 shares. The Company is also asking you to approve a new allocation of the shares to be distributed under the Plan. The Company believes that the shares to be issued under the Plan should be allocated so that 700,000 shares will be available for awards to employees and 400,000 shares will be available for awards to outside directors and consultants as well as employees (subject to adjustments as provided in the Amended Plan). A copy of the Plan, as amended ("Amended Plan") is attached as exhibit A to this Proxy Statement. The Board of Directors recommends shareholders approve the Amended Plan.

         The Company's Compensation Committee has advised the Board that it believes that the proposed amended 1999 Stock Incentive Plan is necessary if Megadata is to attract and retain highly competent individuals upon whose judgment, initiative and leadership the success of Megadata will in a large measure depend. This proposed amendment to the Plan reflects the Company's view that in today's employment environment it is critical, especially in light of the attractiveness of employment with high technology and Internet companies, to have the flexibility to offer attractive, equity-based compensation packages in order to recruit and retain qualified employees. The Plan is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code").

DESCRIPTION OF THE AMENDED 1999 STOCK INCENTIVE PLAN

         Shareholders are encouraged to review the Amended Plan. This summary of the material terms of the Amended Plan is qualified in its entirety by reference to Exhibit A. All references to the "Amended Plan" in the remaining text of this subsection shall mean the Amended 1999 Stock Incentive Plan.

         The Amended Plan will be administered by the Board of Directors or such committee of directors as the Board shall designate. The Board of Directors or such committee will determine whether and to what extent awards will be granted under the Plan.

         Employees, including officers, are eligible to participate in the Amended Plan on the terms and conditions of the Amended Plan. Outside directors and consultants may also participate in the Amended Plan, but outside directors are eligible to receive only non-qualified stock options, limited stock appreciation rights and stock grants as provided in the Amended Plan, and consultants are eligible to receive only non-qualified stock options and stock grants as provided in the Amended Plan.

         Awards granted by the Compensation Committee after approval by the Board of Directors may include: (i) options to purchase shares of Common Stock in the form of incentive stock options within the meaning of Section 422 of the Code or any successor provision thereto ("ISO's") or non-qualified stock options ("NQSO's"); (ii) stock appreciation rights ("SAR's"); (iii) restricted stock;
(iv) deferred stock; (v) bonus stock; (vi) loans; and/or (vii) tax offset payments.

         No employee will be granted awards under the Amended Plan with respect to more than 100,000 shares of common stock in any fiscal year.

         Under the Plan, each outside director automatically was granted the following:

                  (i) On the date of adoption of the Plan by the stockholders (if a current director) or on the date elected by the board of (if not then a director), options to acquire 15,000 shares unless a lesser amount were approved by the Board for outside directors who are not currently on the Board. The original directors' options were priced at $0.15, the price on March 24, 1999; and

                  (ii) A limited stock appreciation right ("LSAR") in tandem with each stock option granted, which may be exercised only within the 60-day period following a change in control (as defined in the Amended
         Plan) of the Company. Upon exercising an LSAR, the holder will receive an amount equal to the excess of the change of control price (as defined in the Amended Plan) over the exercise price of the option.

         The exercise price per share of an outside director's option will be the closing sales price of the common stock on the date the option is granted. Each director's option will have a term of 10 years from the date of grant, and will vest with respect to 33-1/3% of the shares subject to such option on the first, second, and third anniversaries of the date of grant, provided the optionee is a director of the Company on each such vesting date.

         The option price per share of options granted to employees and consultants under the Amended Plan will be determined by the Board of Directors as recommended by the Compensation Committee. However, the per share option price of an ISO will not be less than 100% of the fair market value of a share of the Company's Common Stock at the time the ISO is granted. In addition, no ISO will be exercisable more than ten years after the date of grant. At close of trading on February 25, 2002, the closing price of the Company's Common Stock was $0.34375.

         In the event of an employee's termination of employment with the Company, any outstanding options will be exercisable to the extent determined by the Board of Directors as recommended by the Compensation Committee.

         If an outside director ceases to be a director for any reason, the director's options may be exercised for three years following termination of service but only to the extent such options were vested on the date of termination of service.

         Stock options or stock grants may be awarded to consultants on such terms and conditions as the Board of Directors may determine.

         The Board of Directors may award Bonus Stock to eligible employees conditioned upon the attainment of specified performance objectives. The Board of Directors, as recommended by the Compensation Committee, may also provide that the Company make a loan to an employee or provide for a Tax Offset Payment with respect to the exercise of any stock option award under the Plan, with respect to the purchase price (if any) of Restricted Stock under the Amended Plan or with respect to any tax obligation arising in connection with an award under the Amended Plan.

         In the event of a Change of Control of the Company (as defined in the Amended Plan), and unless otherwise determined by the Board of Directors, (i) all outstanding ISO's and NQSO's and all outstanding SAR's awarded under the Plan will become fully exercisable and vested; (ii) the restrictions and deferral limitations applicable to any outstanding restricted stock and deferred stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and (iii) to the extent the cash payment of any award is based on the fair market value of Common Stock, such fair market value will be the highest price per share paid in any market transaction or the price paid or offered in the transaction related to the change in control at any time during the 90-day period ending with the Change of Control. All outside directors' options outstanding at the time of a change in control will become immediately vested and exercisable for three years after the director's termination of service (but not beyond the term of the option).

         The Board may discontinue the Amended Plan at any time and may amend it from time to time. No amendment or discontinuation of the Amended Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made to the Amended Plan without stockholder approval except as may be required under the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, or other regulatory requirements. Unless earlier terminated, the Amended Plan will expire on March 23, 2009.

         The following table sets forth the number of stock options and the value thereof that were granted under Section 6 of the 1999 Stock Incentive Plan as originally amended on February 25, 2000 to the persons specified. No options have been approved thus far under the proposed Amended Plan.


                                                       NUMBER OF STOCK OPTIONS  DOLLAR VALUE
NAME AND POSITION                                              GRANTED
------------------------------------------------------ ----------------------- -------------

Yitzhak N. Bachana, Director                                     15,000        $   2,250.00
Paul L. Graziani, Director                                       15,000        $   2,250.00
Richard Schilling, Director                                      15,000        $   2,250.00
Bruce N. Whitman, Director                                       15,000        $   2,250.00
Barry Siadat, Consultant                                         85,000        $  69,062.50
Claude Franco, Consultant                                        40,000        $  16,240.00

James T. Barry, Chief Operating Officer                         182,500        $ 168,500.00
John R. Keller, Executive Vice President                         42,500        $  27,189.00
James A. Cole, Sr. Vice President                                45,000        $  27,564.00
Louis J. Petrucelly, Chief Accounting Officer                    45,000        $  20,250.00
Herbert E. Shaver, Vice President of Administration             45,000         $  27,564.00


All Non-Employee Directors and Consultants as a group           185,000 (1)    $  94,302.50
All Executive Officers as a group                               360,000        $ 286,067.00
All Employees (other than executive officers)                   135,000        $ 118,580.00
------------------------------------------------------ ----------------------- -------------

(1) 35,000 of such options were reallocated for issuance to non-employee directors and consultants by the Board of Directors from the number of shares reserved for issuance to employees.

         CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following discussion applies primarily to participating employees that are citizens or resident aliens (as defined in the Internal Revenue Code, the "Code") of the United States whose tax home or abode (as defined in the
Code) is in the United States. The discussion is based on the Code and applicable regulations thereunder in effect on the date hereof. Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion. In addition, this discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to a particular Plan participant that may affect the accuracy or applicability of this discussion.

         ISO'S

         (a) Neither the grant nor the exercise of an ISO will result in taxable income to the employee or an income tax deduction to the Company. The amount by which the fair market value of the shares issued upon exercise exceeds the option price will constitute an item of adjustment that must be taken into account in determining the employee's alternative minimum tax.

         (b) If the employee holds shares acquired by him or her upon the exercise of an ISO until the later of two years from the date of grant of the option and one year from such exercise and has been an employee of the Company at all times from the date of grant of the ISO to the day three months before such exercise (or twelve months in the case of termination of employment due to disability), then any gain realized by the employee on a later sale or exchange of such shares will be a capital gain and any loss sustained will be a capital loss. The Company will not be entitled to a tax deduction with respect to any such sale or exchange of ISO shares.

         (c) If the employee disposes of any shares acquired upon the exercise of an ISO during the two-year period from the date of grant of the option or the one-year period beginning on the day after such exercise (i.e., a "disqualifying disposition"), the employee will generally be obligated to report as ordinary income, for the year in which the disposition occurred, the amount by which the fair market value of such shares on the date of exercise of the option (or, as noted in clause (d) below, in the case of certain sales or exchanges of such shares for less than such fair market value, the amount realized upon such sale or exchange) exceeds the option price, and the Company will be entitled to an income tax deduction equal to the amount of such ordinary income reported by the employee on his or her federal income tax return.

         (d) If an ISO holder who has acquired stock upon the exercise of an ISO makes a disqualifying disposition of any such stock, and the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the ISO holder, then the amount includable in the ISO holder's gross income, and the amount deductible by the Company, will not exceed the excess (if any) of the amount realized on the sale or exchange over the tax basis of the stock.

         NQSO'S

         In the case of an NQSO, the grant of the option will not result in taxable income to the option holder or an income tax deduction to the Company. The NQSO holder generally recognizes ordinary income at the time the NQSO is exercised in the amount by which the fair market value of the shares acquired exceeds the option price. The Company is generally entitled to a corresponding ordinary income tax deduction, at that time, equal to the amount of such ordinary income.

         SAR'S

         The granting of SAR's will not result in taxable income to participating employees or an income tax deduction to the Company. The exercise of a SAR for cash is immediately taxable to the grantee and deductible by the Company. The exercise of a SAR for shares of Common Stock is generally taxable and deductible in the same manner as the exercise of a NQSO.

         RESTRICTED STOCK

         An employee generally will not recognize any taxable income upon the award of any restricted stock which is not vested. Dividends paid with respect to restricted stock prior to the vesting of such stock will be taxable as compensation income to the employee. Generally, an employee will recognize ordinary income upon the vesting of restricted stock in an amount equal to the fair market value of the shares of Common Stock on the date they become vested. However, pursuant to Section 83(b) of the Code, an employee may elect to recognize compensation income upon the award of restricted stock based on the fair market value of the shares of the Common Stock subject to such award on the award date. If an employee makes such an election, dividends paid with respect to such restricted stock will not be treated as compensation, but rather as dividend income, and the employee will not recognize additional income when the restricted shares vest.

         The Company will be entitled to an income tax deduction equal to the amount of ordinary income included by the employee on his or her federal income tax return for the year when the restricted stock vests (or year in which an applicable Code Section 83(b) election is made). The Company will also be entitled to a compensation deduction for the dividends that are paid on restricted stock that has not yet vested and with respect to which a Code
Section 83(b) election has not been made (as described in the immediately preceding paragraph) when such dividends are reported by the employee on his or her federal income tax return.

         LIMITATIONS ON COMPANY DEDUCTIONS; PARACHUTE PAYMENTS

         Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility by the Company. This limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the taxable year. However, certain "performance-based compensation" the material terms of which are disclosed to and approved by stockholders is not subject to this limitation on deductibility. The Company has structured the stock option and SAR portions of the Plan with the intention that compensation resulting there from would be such performance-based compensation and would be deductible. To qualify, the Company is seeking stockholder approval of the Plan. It is not intended that compensation resulting from restricted stock awarded, or bonuses payable in stock under the Plan, will be performance-based compensation within the meaning of Section 162(m) of the Code.

         Under certain circumstances, accelerated vesting or exercise of options or SAR's, or the accelerated lapse of restrictions on restricted stock, in connection with a "change in control" of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Code. If Section 280G applies, the optionee or grantee may be subject to an excise tax equal to 20% of the amount of the excess parachute payment and the Company may be denied a tax deduction.

         Amendment of the 1999 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast at the meeting.

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN



               IV. APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED
                          CERTIFICATE OF INCORPORATION



         On February 25, 2002, the Board of Directors approved an amendment to the Company's Certificate of Incorporation to authorize the Board of Directors to issue up to 5,000,000 shares of preferred stock. The Amendment requires the approval of the Company's stockholders by the affirmative vote of a majority of the outstanding shares of Common Stock. A copy of the form of the proposed amendment is attached hereto as Exhibit C. The Board of Directors recommends that the stockholders approve the proposed amendment (the "Amendment").

         The Company currently has no authorized stock other than Common Stock. Upon adoption of the amendment, the Board of Directors will, without further action by the stockholders, unless otherwise required by law or any applicable rules of any stock exchange or the Nasdaq Stock Market, Inc. then pertaining to the Company, be authorized to issue up to 5,000,000 shares of Preferred Stock at such times, for such purposes and for such consideration as it may determine.

          Management believes that the availability of such a security may prove useful in connection with financing the capital needs of the Company, possible future acquisitions and mergers, employee incentive or compensation plans, or other purposes. The authorization will enable the Company to act promptly if appropriate circumstances arise which require the issuance of such shares. The Company has historically financed its working capital requirements through cash flow from operations, bank borrowings and loans from officers. The Company anticipates that it may require significant cash infusions to expand its service business and continue operations as currently conducted. The Company is currently exploring alternatives to raise additional capital. Such additional financing could consist of additional debt or the issuance of equity securities, including Preferred Stock, or a combination thereof.

         The proposed amendment would authorize the Board of Directors to provide for the issuance, from time to time, of Preferred Stock in one or more series and to fix the terms of each series. Each series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, in respect of dividends and liquidation, senior to the Common Stock.

         In establishing the terms of a series of Preferred Stock, the Board of Directors would be authorized to set, among other things, the number of shares, the dividend rate and preferences, the cumulative or non-cumulative nature of dividends, the redemption provisions, the sinking fund provisions, the conversion rights, the amounts payable, and preferences, in the event of the voluntary or involuntary liquidation of the Company, and the voting rights in addition to those required by law. Such terms could include provisions prohibiting the payment of Common Stock dividends or purchases by the Company of Common Stock in the event dividends or sinking fund payments on the Preferred Stock were in arrears. In the event of liquidation, the holders of Preferred Stock of each series might be entitled to receive an amount specified for such series by the Board of Directors before any payment could be made to the holders of Common Stock.

         The authorization of new shares of Preferred Stock will not, by itself, have any effect on the rights of the holders of shares of Common Stock. Nonetheless, the issuance of one or more series of Preferred Stock could affect the holders of shares of the Common Stock in a number of respects, including the following: (a) if voting rights are granted to any newly issued series of Preferred Stock, the voting power of the Common Stock will be diluted, (b) the issuance of Preferred Stock may result in a dilution of earnings per share of the Common Stock, (c) dividends payable on any newly issued series of Preferred Stock will reduce the amount of funds available for payment of dividends on the Common Stock, (d) future amendments to the Certificate of Incorporation affecting the Preferred Stock may require approval by the separate vote of the holders of the Preferred Stock or in some cases the holders of shares of one or more series of Preferred Stock (in addition to the approval of the holders of shares of the Common Stock) before action can be taken by the Company, and (e) make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy consent or otherwise.


                  The Board of Directors has unanimously determined that the proposed amendment to the Company's Certificate of Incorporation is in the best interest of the Company and its shareholders. The Board of Directors therefore recommends a vote FOR adoption of the proposed amendment to authorize the issuance of up to 5,000,000 shares of Preferred Stock. The affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting is required to approve the amendment to the Certificate of Incorporation. Officers and directors of the Company who own of record as of the Record Date approximately 70% of the outstanding Common Stock have indicated their intent to vote FOR the amendment to the Certificate of Incorporation.

          THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AUTHORIZATION AND ISSUANCE OF A CLASS OF PREFERRED STOCK




                              SHAREHOLDER PROPOSALS

         The eligibility of shareholders to submit proposals, the proper subjects of shareholder proposals and other governing shareholder proposals are regulated by the rules (the "Shareholder Proposal Rules") adopted under Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy materials for the 2003 Annual Meeting of Shareholders must be received by the Company at its principal executive office, 47 Arch Street, Greenwich, CT 06830, no later than November 6, 2003.

         In addition, in accordance with the Shareholder Proposal Rules, written notice of the shareholder proposals to be submitted outside of Rule 14a-8 described above for consideration at the 2002 Annual Meeting of Shareholders but not to be included in the Company's proxy materials must be received by the Company, at the address set forth in the preceding paragraph, on or before January 20, 2003, in order to be considered timely for purposes of the Shareholder Proposal Rules. The persons designated as proxies by the Company in connection with 2002 Annual Meeting of Shareholders will have discretionary voting authority with respect to any shareholder proposal of which the Company did not receive timely notice.

                              COST OF SOLICITATION

         The Company is making this solicitation. The cost of soliciting proxies will be borne by the Company. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries, if any, for reasonable out-of-pocket expenses incurred by them in connection with forwarding solicitation materials to beneficial owners of Common Stock held of record by such persons. Solicitation by the Company will be primarily by mail.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Form 10-K for the fiscal year ended October 31, 2001, including all financial statements and schedules (but without exhibits), as filed with the Securities and Exchange Commission, is included herewith.

         The information under the headings "Compensation Committee Report", "Compensations Program Components", "Discussion of 2002 Compensation for the Chief Executive Officer" and "Performance Graph" above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and, unless specific references is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

EXHIBIT A

                              MEGADATA CORPORATION

                        AMENDED 1999 STOCK INCENTIVE PLAN

           Section 1. PURPOSES

           The purposes of the Megadata Corporation 1999 Stock Incentive Plan (the "Plan") are (i) to enable Megadata Corporation (the "Company") and its Related Companies (as defined below) to attract, retain, and reward employees and strengthen the existing mutuality of interests between such employees and the Company's stockholders by offering such employees an equity interest in the Company, and (ii) to enable the Company to pay part of the compensation of its Outside Directors (as defined in Section 5.2) in shares of the Company's common stock and options to purchase the Company's common stock, thereby increasing such director's proprietary interests in the Company, and (iii) to enable the Company to pay all or part of the compensation of its Consultants (as defined in Section 5.2) in shares of the Company's common stock and options to purchase the Company's common stock, thereby increasing such Consultants proprietary interests in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

           Section 2. TYPES OF AWARDS

           2.1 Awards to employees under the plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; (v) Bonus Stock: (vi) Loans; and/or (vii) Tax Offset Payments. Outside Directors may receive only Stock Options and Limited Stock Appreciation Rights as provided in Section 15; Consultants may receive only Stock Options and Consultants' Stock Grants as provided in Section 15.6.

           2.2 An eligible employee, Outside Director or Consultant may be granted one or more types of awards, which may be independent or granted in tandem. If two awards are granted in tandem, the employee, Outside Director or Consultant may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

           Section 3. ADMINISTRATION

           3.1 The Plan shall be administered by the Company's Board of Directors (the "Board") or such committee of Directors as the Board shall designate (the "Committee"), which shall consist of not less than three Directors each of whom is (a) a disinterested person, as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule, and
(b) an outside director satisfying the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code"). The members of the Committee shall serve at the pleasure of the Board.

           3.2 The Committee shall have the following authority with respect to awards under the Plan other than awards to Outside Directors: to recommend awards to eligible employees and Consultants under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and awards granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, except with respect to awards to Outside Directors, the Committee shall have the authority:

           (a) to recommend whether and to what extent any award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

           (b) to recommend the employees and Consultants to whom awards will be granted;

           (c) to recommend the number of shares of the common stock of the Company (the "Stock") to be covered by each award granted hereunder subject to the limitations contained herein;

           (d) to recommend the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based solely on such performance objectives (the "Performance Objectives");

           (e) to recommend the treatment of awards upon an employee's (or Consultant's) retirement, disability, death, termination for cause or other termination of employment;

           (f) to recommend pursuant to a formula or otherwise the fair market value of the Stock on a given date; provided, however, that if the Committee fails to recommend or the Board of Directors fails to make a determination, fair market value of the Stock on a given date shall be the closing sale price on a given date, or if no such sale of Stock occurs on such date, the weighted average of the closing sale price on the nearest trading dates before and after such date;

           (g) to recommend that awards equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the grantee currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the grantee, or that the grantee has no rights with respect to such dividends;

           (h) to recommend whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of a grantee, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

           (i) to recommend that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the grantee shall be required to offer to the Company any shares that the grantee wishes to sell, subject to such terms and conditions as the Committee may specify;

           (j) to recommend amendment of the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and;

           (k) to recommend substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

           All awards and the other matters identified above will require the approval of the Company's Board of Directors, and the Board of Directors shall have the authority to take any of the actions identified above regardless of whether such action is recommended by the Committee. The Board may delegate to the Committee any of the powers of the Board specified herein.

           Each option or Stock or other award granted under this Plan shall be evidenced by an Option Agreement or Award Agreement between the Company and the grantee of the award.

           3.3 The Board shall have the right to designate awards as "Performance Awards." Awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Code. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Board based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and which the Board may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies; sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added. The Performance Objectives for a particular Performance Award relative to a particular fiscal year shall be established by the Board in writing no later than 90 days after the beginning of such year. The Board's determination as to the achievement of Performance Objectives relating to a Performance Objective shall be made in writing. The Board shall have discretion to modify the Performance Objective or vesting conditions of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

           3.4 With respect to awards to Outside Directors, the Board shall have the authority to interpret the Plan; to adopt, amend, and rescind administrative regulations to further the purposes of the Plan; and to take any other action necessary to the proper operation of the Plan. However, the Board shall have no discretion to vary the amount or terms of awards as set forth in Section 15, except as provided in Section 4.4.

           3.5 All determinations made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

           3.6 The Board may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Securities and Exchange Act of 1934 or Performance Awards. The Board shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award.

           Section 4. STOCK SUBJECT TO PLAN

           4.1 The total number of shares with respect to which awards may be issued under the Plan shall be 1,100,000 shares of the Company's common stock, of which 700,000 shares shall be used for awards for employees and 400,000 shares shall be used for awards to Outside Directors, Consultants, as well as employees of the Company (all subject to adjustments as provided below). Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash or the payment of any other award in cash shall not count against this share limit.

           4.2 To the extent a Stock Option terminates without having been exercised, or an award terminates without the award holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for grants under the Plan.

           4.3 No employee shall be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and/or Bonus Stock, or any combination of the foregoing with respect to more than 100,000 shares of Stock under the Plan in any fiscal year (subject to adjustment as provided in Section 4.4). No employee shall be granted a Tax Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by awards granted to such employee in such fiscal year.

           4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Board in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares as to which awards may be granted to any individual in any calendar year, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event of a change described in this Section 4.4 occurs, the Board shall make the appropriate adjustment in the awards previously granted and to be granted to Outside Directors under the Plan; provided that no such adjustment shall increase the aggregate value of any outstanding award.

           Section 5. ELIGIBILITY

           5.1 Employees of the Company or a Related Company, including employees who are officers and/or directors of the Company, are eligible to be granted awards under the Plan, other than under Section 15. Except as provided in Section 5.2, persons who are not employees are not eligible to be granted awards under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

           5.2 Awards under Section 15 of the Plan shall be made solely to Outside Directors and Consultants. "Outside Director" shall mean any director of the Company other than one who is an employee of the Company or a Related Company. "Consultant" shall mean a person (other than an Outside Director) who provides services to the Company or a Related Company in a capacity other than that of an employee.

           Section 6. STOCK OPTIONS

           6.1 The Stock Options awarded to employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

           6.2 Subject to the following provisions, Stock Options awarded to employees under the Plan shall be in such form and shall have such terms and conditions as the Board may determine:

           (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Board, and may not be less than the fair market value of the Stock on the date of the award of the Stock Option.

           (b) OPTION TERM. The term of each Stock Option shall be fixed by the Board. However, unless determined to the contrary, the term of the stock option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service.

           (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms as shall be determined by the Board. The Board may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part. However, unless determined to the contrary, all options shall vest 33-1/3% on each of the first, second, and third anniversary of the grant provided however, that no option shall vest in whole or in part prior to November 30, 2000. Any option granted prior to November 30, 1999, shall have its first anniversary date on November 30, 2000, with subsequent anniversaries on each November 30th of the following years.

           (d) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner and on such terms as the Board may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, "cashless exercise", any other manner permitted by law determined by the Board, or any combination of the foregoing. If the Board determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Board provides otherwise, a number of the shares received upon such exercise equal to the number of shares of restricted Stock so used shall be restricted in accordance with the original terms of the Restricted Stock award.

           (e) NO STOCKHOLDER RIGHTS. An optionee shall have neither rights to dividends nor other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

           (f) NON-TRANSFERABILITY. Unless otherwise provided by the Board, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

           (g) TERMINATION OF EMPLOYMENT. Following the termination of an optionee's employment with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Board and the Board may provide that upon termination of employment all options and awards are forfeited and are no longer exercisable. The Board may provide different post-termination exercise provisions with respect to termination of employment for different reasons. The Board may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

           6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Incentive Stock Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten years after the effective date of the Plan specified in Section 19. No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (a) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or (b) be exercisable more than five years after the date such Incentive Stock Option is awarded.

           Section 7. STOCK APPRECIATION RIGHTS

           7.1 A Stock Appreciation Right awarded to an employee shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Board, equal in value to the excess of the fair market value of the number of shares of Stock as to which the award is granted on the date of exercise over an amount specified by the Board. Any such award shall be in such form and shall have such terms and conditions as the Board may determine. The grant shall specify the number of shares of Stock as to which the Stock Appreciation Right is granted.

           7.2 The Board may provide that a Stock Appreciation Right awarded to an employee may be exercised only within the 60-day period following occurrence of a Change of Control (as defined in Section 17.2)(such Stock Appreciation Right being referred to herein as a Limited Stock Appreciation Right). The Board may also provide that in the event of a Change of Control the amount to be paid upon an employee's exercise of a Stock Appreciation Right shall be based on the Change of Control Price (as defined in Section 17.3)

           Section 8. RESTRICTED STOCK

           Subject to the following provisions, all awards of Restricted Stock to employees shall be in such form and shall have such terms and conditions as the Board may determine:

           (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Board may determine.

           (b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the employee's name, but the Board may direct that such certificates be held by the Board on behalf of the employee. Except as may be permitted by the Board, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death), free of all restrictions.

           (c) The Board may provide that the employee shall have the right to vote or receive dividends on Restricted Stock. Unless the Board provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

           (d) Except as may be provided by the Board, in the event of an employee's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Board may provide that (i) any purchase price paid by the employee shall be returned to the employee or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the employee.

           (e) The Board may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the employee's Restricted Stock, other than Performance Awards whose vesting was made subject to satisfaction of one or more Performance Objectives (except that the Board may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the
Code).

           Section 9. DEFERRED STOCK AWARDS

           Subject to the following provisions, all awards of Deferred Stock to employees shall be in such form and shall have such terms and conditions as the Board may determine:

           (a) The Deferred Stock award shall specify the number of shares of Deferred Stock to be awarded to any employee and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred. The Board may condition the grant or vesting of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, upon the attainment of specified Performance Objectives or such other criteria as the Committee may determine.

           (b) Except as may be provided by the Board, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

           (c) At the expiration of the Deferral Period, the employee (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the fair market value of such Stock, or
(iii) a combination of shares and cash, as the Committee may determine.

           (d) In the event of an employee's termination of employment before the Deferred Stock has vested, his or her Deferred Stock award shall be forfeited.

           (e) The Board may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Deferred Stock award, other than with respect to Performance Awards (except that the Board may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the
Code).

           Section 10. BONUS STOCK

           The Committee may award Bonus Stock to an eligible employee subject to such terms and conditions as the Committee shall determine, provided no person who is the beneficial owner of 5% or more of the outstanding shares of the Company shall be entitled to receive such an award. The grant of Bonus Stock may be conditioned upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine. The Board may waive such conditions in whole or in part other than with respect to Performance Awards (except that the Board may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Code). The Board shall also have the right to eliminate or reduce the amount of Bonus Stock otherwise payable under an award. Unless otherwise specified by the Board, no money shall be paid by the recipient for Bonus Stock. Alternatively, the Board may offer eligible employees the opportunity to purchase Bonus Stock at a discount from its fair market value. The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Stock which are not subject to restriction.

           Section 11. LOANS

           The Board may provide (except with respect to a person who is the beneficial owner of 5% or more of the outstanding shares of the Company) that the Company shall make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option award under the Plan, with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder or with respect to any taxes arising from an award hereunder:

provided, however, that the Company shall not loan to an employee more than the sum of (i) the excess of the purchase or exercise price of an award over the par value of any shares of Stock awarded plus (ii) the amount of any taxes arising from such award. The Board shall have full authority to decide whether a loan will be made hereunder and to determine the amount, term and provisions of any such loan, including the interest rate to be charged, whether the loan will be with or without recourse against the borrower, any security for the loan, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

           Section 12. TAX OFFSET PAYMENTS

           The Board may provide for a Tax Offset Payment by the Company to an employee (except with respect to a person who is the beneficial owner of 5% or more of the outstanding shares of the Company) with respect to one or more awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Board, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable award and the receipt of the Tax Offset Payment, assuming that the employee is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash.

           Section 13. ELECTION TO DEFER AWARDS

                  The Board may permit an employee to elect to defer receipt of an award for a specified period or until a specified event, upon such terms as are determined by the Board.

           Section 14. TAX WITHHOLDING

           14.1 Each employee shall, no later than the date as of which the value of an award first becomes includable in such person's gross income for tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

           14.2 To the extent permitted by the Board, and subject to such terms and conditions as the Board may provide, an employee may elect to have the withholding tax obligations, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock. Alternatively, the Board may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

           Section 15. STOCK OPTIONS, LIMITED STOCK APPRECIATION RIGHTS AND
                       STOCK GRANTS FOR OUTSIDE DIRECTORS AND CONSULTANTS

           15.1 (a) INITIAL GRANT. Each person who was an Outside Director on the date of adoption of the Original Plan by the Stockholders was granted automatically (without action of the Board) on such date a Stock Option to purchase 15,000 shares. Each person who becomes an Outside Director after such date shall be granted, on the first trading day coincident with or immediately following the effective date of his or her election as an Outside Director, a Stock Option to purchase 15,000 shares, or such lesser amount as is approved by the Board of Directors.

           (b) For purposes of this Section 15.1, the term trading day shall mean a day on which the Stock is traded on a national securities exchange, on the NASDAQ National Market, or in the over-the-counter market.

           15.2 Stock Options granted under this Section 15 shall be Non-Qualified Stock Options, and shall have the following terms and conditions:

           (a) OPTION PRICE. The option price per share of Stock purchasable under the Stock Option shall be equal to the closing sales price of the Stock on the date the Stock Option is granted.

           (b) TERM OF OPTION. The term of the Stock Option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service, as set forth in paragraphs (e) and (f) below.

           (c) EXERCISABILITY. Subject to paragraphs (e) and (f) below, each Stock Option granted to an Outside Director currently serving shall vest with respect to 33-1/3% of the underlying shares on November 30, 2000, and an additional 33-1/3% on November 30, 2001, and the balance on November 30, 2002, provided that the optionee is a director of the Company on each such date. The minimum number of shares with respect to which a Stock Option may be exercised is the lesser of 100 shares or the number of shares then subject to the Stock Option. Options granted subsequently shall vest 33-1/3% on each of the first, second, and third anniversaries of the date of grant, but in no event prior to November 30, 2000. Any option granted prior to November 30, 1999, shall have its first anniversary date on November 30, 2000, with subsequent anniversaries on each November 30th of the following years.

           (d) METHOD OF EXERCISE. The Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in cash (including cash equivalents) or by delivery of shares of Stock already owned by the optionee for at least six months, or by any combination or the foregoing. Shares delivered upon payment of the exercise price shall be valued at the average of the high and low sales price of the Stock on the date of exercise (or, if the Stock is not traded on such date, at the weighted average of the high and low prices on the nearest trading dates before and after such date).

           (e) TERMINATION OF SERVICE OF DIRECTORS. If an Outside Director's status as a director is terminated for any reason, such director's Stock Options may be exercised for three years following such termination of service (but not beyond the Option term), but only to the extent such Options were vested on the date of termination of service.

           (f) CHANGE OF CONTROL. Notwithstanding any other provision of the Plan, upon the occurrence of a Change of Control (as defined in Section 17.2), all Outside Directors' Stock Options outstanding at the time of such Change of Control shall become immediately vested and exercisable for three years after the director's termination service (but not beyond the option term).

           (g) NON-TRANSFERABILITY. Outside Directors' Stock Options shall not be transferable by the optionee other than by laws of descent and distribution. During an optionee's lifetime, all Outside Directors' Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

           (h) SHAREHOLDER RIGHTS. The holder of an Outside Directors' Stock Option shall, as such, have none of the rights of a shareholder.

           15.3 LIMITED STOCK APPRECIATION RIGHTS IN TANDEM WITH OPTIONS. Each Stock Option granted to an Outside Director under this Section 15 shall be granted in tandem with a Limited Stock Appreciation Right which may be exercised only within the 60-day period following a Change of Control (as defined in Section 17.2). Upon exercise of the Limited Stock Appreciation Right, the holder shall receive, for each share with respect to which the Limited Stock Appreciation Right is exercised, an amount equal in value to the excess of the Change of Control Price (as defined in Section 17.3) over the exercise price of the related Stock Option. The Limited Stock Appreciation Right shall be payable solely in cash, and shall be within 30 days of the exercise of the Limited Stock Appreciation Right.

           15.4 Notwithstanding the foregoing, if on any date on which awards are to be granted under this Section 15 the remaining shares available for issuance to Outside Directors and Consultants are insufficient to enable each Outside Director to receive the Stock Option and/or Quarterly Stock Grant to which he or she is entitled, then: (a) no award shall be made on such date to any Consultant; and (b) each Outside Director who is entitled to be granted an award pursuant to this Section 15 on such date shall be granted a Stock Option to purchase and/or a Quarterly Stock Grant with respect to, his or her pro rata portion of such remaining shares.

           15.5 From time to time the Board, at its sole discretion, may elect to award to Consultants of the Company, Stock Options to purchase shares of the Company's Stock. In addition, the Board, at its sole discretion, may award shares of Stock to such Consultants. These awards may be granted whenever the Board determines that issuing such options or shares will be in the best interests of the Company, or as a direct payment to be made the Consultant in lieu of a cash payment for services to be rendered to the Company. Such Awards granted to Consultants under this section will be considered non repetitive, "one time" awards, and will carry with them such terms, conditions, and restrictions as the Board shall prescribe, provided however, that Stock options granted to Consultants shall also be subject to Section 15.2 (as applicable).

           Section 16. AMENDMENTS AND TERMINATION

                  The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. The provisions of Section 15 shall not be amended more than once every six months, other than to conform with the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule), Sections 162(m) or 422 of the Code, or other regulatory requirements.

           Section 17. CHANGE OF CONTROL

           17.1 In the event of a Change of Control, unless otherwise determined by the Board at the time of grant or by amendment (with the holder's consent) of such grant: (a) all outstanding Stock Options and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested; (b) the restrictions and deferral limitations applicable to any outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and (c) to the extent the cash payment of any award is based on the fair market value of Stock, such fair market value shall be the Change of Control Price.

           17.2 A "Change of Control" shall be deemed to occur subsequent to the date of the Plan on:

           (a) the date that any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (other than the Company and its subsidiaries as determined immediately prior to that date) has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Securities Exchange Act of 1934) of securities of the Company representing 25% or more of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board, unless such person has acquired 80% or more of such securities directly from the Company;

           (b) the date on which one-third or more of the members of the Board shall consist or persons other than Current Directors (for these purposes, a "Current Director" shall mean a member of the Board on the effective date of the Plan, as well as any member of the Board whose nomination or election has been approved by a majority of the Current Directors then on the Board);

           (c) consummation of a merger or consolidation of the Company with another corporation where the Company is not the surviving entity and where (i) the stockholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or (ii) where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger; or

           (d) consummation of an agreement providing for the sale or disposition of all or substantially all of the assets of the Company.

           17.3 "Change of Control Price" means the highest price per share paid in any transaction reported in the NASDAQ National Market or on any national securities exchange where the Stock is traded, or paid or offered in any transaction related to a Change of Control at any time during the 90-day period ending with the Change of Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Change of Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

           Section 18. GENERAL PROVISIONS

           18.1 Each award under the Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock there under, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

           18.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee, Outside Director or Consultant any right to continued service in any capacity.

           18.3 Determinations by the Board under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

           18.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

           18.5 This Plan shall be governed by and construed in accordance with the laws of the State of New York.

           Section 19. EFFECTIVE DATE OF PLAN

           The provisions of the Plan with respect to Outside Directors were adopted and shall be effective on March 23, 1999, and the provisions of the Plan with respect to employees were adopted and shall be effective on March 23, 1999, and the provisions of the Plan with respect to Consultants were adopted and shall be effective on March 23, 1999, in each case subject to the approval by the Company's stockholders at the 1999 Annual Meeting of Stockholders.

           Section 20. DURATION

           The Plan shall terminate on the earliest to occur of: (i) the adoption of a resolution of the Company's Board of Directors terminating the Plan; (ii) the date all shares of Common Stock subject to the Plan are purchased according to the Plan's provisions; or (iii) ten years from the effective date of the Plan.

Exhibit B


                              MEGADATA CORPORATION

                             AUDIT COMMITTEE CHARTER


ORGANIZATION

           This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board Of Directors. The Committee shall be appointed by the Board Of Directors and shall comprise of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.


STATEMENT OF POLICY

           The Audit Committee shall provide assistance to the Board Of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts, for this purpose.


RESPONSIBILITIES AND PROCESSES

           The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report results of their activities to the Board, Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

           The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

           o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

           o The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

           o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

           o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements, Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

EXHIBIT C

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              MEGADATA CORPORATION

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

           The undersigned, G.S. Beckwith Gilbert and James T. Barry of MEGADATA CORPORATION, a corporation organized and existing under the Business Corporation Law of the State of New York (the "Corporation"), hereby certify that

FIRST. The name of the Corporation is MEGADATA CORPORATION, and the name under which the Corporation was originally incorporated is BELLOK DEVICES INC.

SECOND. The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on January 3, 1967 and amendments to the Certificate of Incorporation were subsequently duly filed and recorded.

THIRD. To authorize the Corporation to issue preferred stock, ARTICLE FOURTH, which provides the Corporation with the authority to issue ten million (10,000,000) common shares, having a par value of $0.01 per share, is amended to read in full as follows:

         "The aggregate number of shares which the Corporation shall have authority to issue is fifteen million (15,000,000), of which Ten Million (10,000,000) shares shall be Common Stock, par value $0.01 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $.01 per share.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of the Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

           (a) the designation of the series and the number of shares to constitute such series (which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors);

           (b) the dividend rate (or method of determining such rate), any conditions on which and times at which dividends are payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock including the Preferred Stock, and whether such dividends shall be cumulative or non-cumulative;

           (c) whether the series will be redeemable (at the option of the Company or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the company or another corporation;

           (d) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

           (e) the conversion or exchange rights (at the option of the Company or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange times, prices, rates, adjustments and other terms of conversion or exchange;

           (f) whether the shares of such series shall have voting rights in addition to any voting rights provided as a matter of law and, if so, the terms of such voting rights, which may be general or limited;

           (g) the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue or reissue or sale of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class;

           (h) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or upon any dissolution of the assets of the Company (including preferences over the Common Stock or other class or classes or series of capital stock including the Preferred Stock);

           (i) the preemptive rights, if any, to subscribe to additional issues of stock or securities of the Company;

           (j) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock; and

           (k) such other special rights and privileges, if any, for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with the provisions of the Certificate of Incorporation, as amended, or applicable law.

           All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Company (including shares surrendered for conversion) shall be cancelled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

           Except as otherwise may be required by law, and except as otherwise may be provided in this Certificate of Incorporation, as amended, or in the resolution of the Board of Directors of the Company creating any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

           FOURTH. The aforesaid amendment was duly authorized by vote of the Board of Directors, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders, in accordance with the provisions of Section 803(a) of the Business Corporation Law.

                                      PROXY
                              MEGADATA CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF MEGADATA CORPORATION

         The undersigned stockholder hereby appoints G.S. Beckwith Gilbert and James T. Barry or either of them, each with power of substitution, as proxy or proxies for the undersigned, to attend the Annual Meeting of the Stockholders of Megadata Corporation (the "Company"), to be held at 11:00 a.m., local time, on April 16, 2002, at The LaGuardia Marriott Hotel, 105-05 Ditmars Blvd, East Elmhurst, NY, or at any adjournment or postponement thereof, and to vote all shares of common stock of the Company owned of record by the undersigned at the close of business on February 25, 2002, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue hereof, for the purposes more fully described in the accompanying Proxy Statement, and in their discretion, on other matters which properly come before the meeting:

(1)  ELECTION OF DIRECTORS

     FOR all nominees listed below              WITHHOLD AUTHORITY to vote for
     (except as marked to the contrary)         all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

G.S. Beckwith Gilbert

James T. Barry

John R. Keller

Yitzhak N. Bachana

Paul L. Graziani

Richard R. Schilling, Jr.

Bruce N. Whitman



(2)      TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

         FOR                   AGAINST                        ABSTAIN

           (Continued and to be Signed and Dated on the Reverse Side)

(3) TO APPROVE THE AMENDMENT OF THE COMPANY'S 1999 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE IN CONNECTION WITH AWARDS THEREUNDER

         FOR                   AGAINST                        ABSTAIN

(4) TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO ISSUE UP TO 5,000,000 SHARES OF PREFERRED STOCK

         FOR                   AGAINST                        ABSTAIN

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

UNLESS OTHERWISE INDICATED ABOVE OR UNLESS THIS PROXY IS REVOKED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR THE RATIFICATION OF ERNST & YOUNG AS INDEPENDENT AUDITORS, FOR THE AMENDMENT TO THE COMPANY'S 1999 STOCK INCENTIVE PLAN AND FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.



                               Date: ___________________________________________

                               X  ______________________________________________

                               X  ______________________________________________

                              (IMPORTANT: Please sign exactly as your name or names appear on the label affixed hereto, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.)